Exhibit 99.1

PRESS RELEASE WILLIAMS-SONOMA, INC. 3250 Van Ness Avenue San Francisco, CA 94109	CONTACT: Julie P. Whalen EVP, Chief Financial Officer (415) 616-8524 Gabrielle L. Rabinovitch Director, Investor Relations (415) 616-7727

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Second Quarter 2013 Results

Revenues Grow 12%, EPS Increases 14% to $0.49

Raises Financial Guidance for Fiscal Year 2013

San Francisco, CA, August 28, 2013 -- Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the 13 weeks ended August 4, 2013 (“Q2 13”) versus the 13 weeks ended July 29, 2012 (“Q2 12”).

Q2 13 Results

•	Net revenues grew 12.3% to $982 million versus $874 million in Q2 12 with comparable brand revenue growth of 8.4%.
•	Operating margin was 8.0%, equal to Q2 12.
•	Diluted earnings per share (“EPS”) grew 14.0% to $0.49 compared to Q2 12.
•	Cash returned to stockholders totaled $120 million comprising $90 million in stock repurchases and $30 million in dividends.

Laura Alber, President and Chief Executive Officer commented, “Our second quarter results demonstrate the strong demand for our brands and the profitability of our multi-channel, multi-brand platform. We generated a 12% increase in revenue and a 14% increase in diluted EPS over last year. We achieved sales and profit levels that exceeded our expectations while making investments in our growth objectives and in the infrastructure to support them.”

Alber continued, “We are on track to achieve another record year of revenue and deliver a double-digit increase in earnings per share. Due to our performance year-to-date and our confidence in the remainder of the year, we are raising our FY 2013 revenue guidance to a range of $4.26 billion to $4.34 billion and our non-GAAP diluted EPS guidance to a range of $2.69 to $2.79.”

Alber concluded, “Longer term, we remain confident in our ability to continue to grow sales, maximize profitability and capture market share as we build on our successes across brands and geographies. We are looking forward to expanding our company-owned retail presence in Australia and entering a new market in the United Kingdom later this year. Additionally, in advancement of our global expansion objectives, we are excited about today’s announcement of a multi-year franchise agreement with Store Specialists, Inc. as the franchisee for our brands in the Philippines.”

Comparable brand revenue growth in Q2 13 increased 8.4% on top of 7.4% in Q2 12 as shown in the table below:

Second Quarter Comparable Brand Revenue Growth by Concept*

	Q2 13		Q2 12
Pottery Barn	9.9%		11.7%
Williams-Sonoma	(0.4%	)	(1.5%	)
Pottery Barn Kids	8.2%		3.8%
West Elm	16.5%		15.6%
PBteen	16.3%		0.8%
Total	8.4%		7.4%
*	See the company’s 10-K and 10-Q filings for the definition of comparable brand revenue growth.

Direct-to-customer (“DTC”) net revenues in Q2 13 increased 15.3% to $478 million from $414 million in Q2 12, primarily driven by Pottery Barn, West Elm, PBteen and Pottery Barn Kids. DTC net revenues generated 49% of total company net revenues in Q2 13, compared to 47% in Q2 12.

Retail net revenues in Q2 13 increased 9.7% to $505 million from $460 million in Q2 12, driven primarily by Pottery Barn, West Elm and our international franchise operations, partially offset by a decrease in Williams-Sonoma. Including three net new stores within Q2 13, retail leased square footage increased 2% from the end of Q2 12.

Operating margin in Q2 13 was 8.0%, equal to Q2 12:

•	Gross margin decreased 70 basis points to 37.6% from 38.3% in Q2 12.

•	Selling, general and administrative (“SG&A”) expenses were $291 million or 29.6% of net revenues versus $264 million or 30.2% in Q2 12.

EPS in Q2 13 increased 14.0% to $0.49 from $0.43 in Q2 12.

Merchandise inventories increased 19.6% to $737 million versus $616 million at the end of Q2 12. Excluding the impact of additional inventory in transit due to taking ownership of our inventory earlier in the supply chain in Q2 13 versus Q2 12, merchandise inventories increased 13.4% on a comparable basis.

STOCK REPURCHASE PROGRAM

During Q2 13, we repurchased 1.6 million shares of common stock at an average cost of $55.66 per share and a total cost of approximately $90 million. As of August 4, 2013, $619 million remained under the three-year $750 million stock repurchase program announced in March 2013.

FY 13 FINANCIAL GUIDANCE

•	Third Quarter 2013 Guidance (13 weeks)

•	Net revenues in the third quarter of fiscal 2013 (“Q3 13”) are expected to be in the range of $1,020 million to $1,040 million.
•	Comparable brand revenue growth in Q3 13 is expected to be in the range of 4% to 6%.
•	Diluted EPS in Q3 13 is expected to be in the range of $0.51 to $0.54.

•	Fiscal Year 2013 Guidance (52 weeks)

FY 13 GUID
Total Net Revenues (millions)	$4,260 - $4,340
Comparable Brand Revenue Growth (52-week vs. 52-week)	4 - 6%
Operating Margin	10.0 - 10.3%
Non-GAAP Diluted EPS	$2.69 - $2.79
Income Tax Rate	38.0 - 38.5%
Capital Spending (millions)	$200 - $220
Depreciation and Amortization (millions)	$150 - $160

•	Fiscal Year 2013 Store Opening and Closing Guidance by Retail Concept

	FY 12 ACT	FY 13 GUID
	Total	New	Close	End
Williams-Sonoma	253	7	(15)	245
Pottery Barn	192	7	(5)	194
Pottery Barn Kids	84	5	(7)	82
West Elm	48	11	(1)	58
Rejuvenation	4	-	-	4
Total	581	30	(28)	583

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, August 28, 2013, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G -- NON-GAAP INFORMATION

This press release includes non-GAAP diluted EPS. This non-GAAP financial measure excludes the impact of employee separation charges. We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measure in Exhibit 1. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 13 diluted EPS actual results and FY 13 guidance on a comparable basis with our quarterly and FY 12 actual results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our growth potential; our ability to maximize profitability and capture market share; our global expansion; our future financial guidance, including Q3 13 and FY 13 guidance; our three-year stock repurchase program; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q2 13; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 3, 2013 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma (cookware and wedding registry), Pottery Barn (furniture and wedding registry), Pottery Barn Kids (kids’ furniture and baby registry), PBteen (girls’ bedding and boys’ bedding), West Elm (modern furniture and room decor), Williams-Sonoma Home (luxury furniture and decorative accessories), Rejuvenation (lighting and hardware) and Mark and Graham (personalized gifts and gifts for the home) – are marketed through e-commerce websites, direct mail catalogs and 590 stores. Williams-Sonoma, Inc. currently operates in the United States, Canada and Australia, offers international shipping to customers worldwide, and has an unaffiliated franchisee that operates 25 stores in the Middle East.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

THIRTEEN WEEKS ENDED AUGUST 4, 2013 AND JULY 29, 2012

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	SECOND QUARTER
	2013		2012
	(13 Weeks)		(13 Weeks)
	$	% of Revenues	$	% of Revenues

Direct-to-customer net revenues	$ 477,657	48.6%	$ 414,361	47.4%
Retail net revenues	504,552	51.4	459,922	52.6

Net revenues	982,209	100.0	874,283	100.0
Cost of goods sold	613,285	62.4	539,803	61.7

Gross margin	368,924	37.6	334,480	38.3
Selling, general and administrative expenses	290,838	29.6	264,377	30.2

Operating income	78,086	8.0	70,103	8.0
Interest (income), net	(125)	-	(168)	-

Earnings before income taxes	78,211	8.0	70,271	8.0
Income taxes	29,292	3.0	26,891	3.1

Net earnings	$ 48,919	5.0%	$ 43,380	5.0%

Earnings per share:
Basic	$ 0.50		$ 0.44
Diluted	$ 0.49		$ 0.43

Shares used in calculation of earnings per share:
Basic	96,892		99,209
Diluted	98,957		100,818

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

TWENTY-SIX WEEKS ENDED AUGUST 4, 2013 AND JULY 29, 2012

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	YEAR-TO-DATE
	2013		2012
	(26 Weeks)		(26 Weeks)
	$	% of Revenues	$	% of Revenues

Direct-to-customer net revenues	$ 896,741	48.0%	$ 788,768	46.6%
Retail net revenues	973,276	52.0	903,129	53.4

Net revenues	1,870,017	100.0	1,691,897	100.0
Cost of goods sold	1,166,908	62.4	1,048,151	62.0

Gross margin	703,109	37.6	643,746	38.0
Selling, general and administrative expenses	561,240	30.0	524,320	31.0

Operating income	141,869	7.6	119,426	7.1
Interest (income), net	(314)	-	(359)	-

Earnings before income taxes	142,183	7.6	119,785	7.1
Income taxes	53,798	2.9	45,689	2.7

Net earnings	$ 88,385	4.7%	$ 74,096	4.4%

Earnings per share:
Basic	$ 0.91		$ 0.74
Diluted	$ 0.89		$ 0.73

Shares used in calculation of earnings per share:
Basic	97,470		99,815
Diluted	99,365		101,541

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	August 4, 2013	February 3, 2013	July 29, 2012
Assets
Current assets
Cash and cash equivalents	$205,364	$424,555	$336,550
Restricted cash	16,967	16,055	16,043
Accounts receivable, net	62,808	62,985	53,424
Merchandise inventories, net	736,871	640,024	616,355
Prepaid catalog expenses	37,266	37,231	39,362
Prepaid expenses	61,725	26,339	33,805
Deferred income taxes, net	99,699	99,764	91,728
Other assets	11,029	9,819	9,103

Total current assets	1,231,729	1,316,772	1,196,370

Property and equipment, net	829,951	812,037	743,915
Non-current deferred income taxes, net	7,509	12,398	11,483
Other assets, net	54,989	46,472	38,116

Total assets	$2,124,178	$2,187,679	$1,989,884

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$318,532	$259,162	$201,905
Accrued salaries, benefits and other	95,762	120,632	85,598
Customer deposits	225,822	207,415	202,590
Income taxes payable	2,955	41,849	26,442
Current portion of long-term debt	1,817	1,724	1,652
Other liabilities	35,531	26,345	27,682

Total current liabilities	680,419	657,127	545,869

Deferred rent and lease incentives	170,817	171,198	178,996
Long-term debt	1,968	3,753	5,421
Other long-term obligations	51,599	46,463	49,131

Total liabilities	904,803	878,541	779,417

Stockholders’ equity	1,219,375	1,309,138	1,210,467

Total liabilities and stockholders’ equity	$2,124,178	$2,187,679	$1,989,884

ADDITIONAL INFORMATION

	Store Count					Average Leased Square Footage Per Store
Retail Concept	May 5, 2013	Openings	Closings	August 4, 2013	July 29, 2012	August 4, 2013	July 29, 2012
Williams-Sonoma	254	-	(1)	253	259	6,600	6,500
Pottery Barn	195	1	-	196	193	13,800	13,800
Pottery Barn Kids	85	1	-	86	83	8,000	8,100
West Elm	49	3	(1)	51	40	14,600	16,400
Rejuvenation	4	-	-	4	4	13,200	13,200

Total	587	5	(2)	590	579	9,900	9,900

	Total Store Square Footage
	May 5, 2013			August 4, 2013	July 29, 2012
Total store selling square footage	3,586,000			3,600,000	3,526,000
Total store leased square footage	5,840,000			5,863,000	5,738,000

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

TWENTY-SIX WEEKS ENDED AUGUST 4, 2013 AND JULY 29, 2012

(DOLLARS IN THOUSANDS)

	YEAR-TO-DATE
	2013	2012
	(26 Weeks)	(26 Weeks)
Cash flows from operating activities
Net earnings	$88,385	$74,096

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	73,832	65,318
Loss on sale/disposal of assets	1,233	794
Amortization of deferred lease incentives	(12,621)	(13,179)
Deferred income taxes	(6,937)	(5,843)
Tax benefit from exercise of stock-based awards	11,733	12,940
Excess tax benefit from exercise of stock-based awards	(5,173)	(6,390)
Stock-based compensation expense	18,472	15,092
Changes in:
Accounts receivable	(1,284)	(6,953)
Merchandise inventories	(97,653)	(62,778)
Prepaid catalog expenses	(35)	(5,068)
Prepaid expenses and other assets	(40,191)	(10,533)
Accounts payable	52,336	(22,781)
Accrued salaries, benefits and other current and long-term liabilities	(10,677)	(22,658)
Customer deposits	18,710	12,218
Deferred rent and lease incentives	12,823	10,449
Income taxes payable	(38,890)	4,012

Net cash provided by operating activities	64,063	38,736

Cash flows from investing activities:
Purchases of property and equipment	(97,777)	(69,608)
Restricted cash deposits	(912)	(1,311)
Proceeds from insurance reimbursement	1,232	-
Other	42	(54)

Net cash used in investing activities	(97,415)	(70,973)

Cash flows from financing activities:
Repurchase of common stock	(131,006)	(93,076)
Payment of dividends	(52,196)	(44,449)
Repayments of long-term obligations	(1,692)	(200)
Proceeds from exercise of stock-based awards	6,541	8,980
Tax withholdings related to stock-based awards	(11,135)	(11,073)
Excess tax benefit from exercise of stock-based awards	5,173	6,390
Other	-	(394)

Net cash used in financing activities	(184,315)	(133,822)

Effect of exchange rates on cash and cash equivalents	(1,524)	(148)
Net decrease in cash and cash equivalents	(219,191)	(166,207)
Cash and cash equivalents at beginning of period	424,555	502,757

Cash and cash equivalents at end of period	$205,364	$336,550

Exhibit 1

Operating Margin By Segment*

(Dollars in thousands)

	DTC		RETAIL		UNALLOCATED		TOTAL
	Q2 13	Q2 12	Q2 13	Q2 12	Q2 13	Q2 12	Q2 13	Q2 12
Net Revenues	$477,657	$414,361	$504,552	$459,922	$-	$-	$982,209	$874,283
Operating Income/(Expense)	114,491	95,223	34,609	38,602	(71,014)	(63,722)	78,086	70,103
Operating Margin	24.0%	23.0%	6.9%	8.4%	(7.2%)	(7.3%)	8.0%	8.0%
*	See the company’s 10-K and 10-Q filings for additional information on segment reporting and for the definition of Operating Income/(Expense) and Operating Margin.

Reconciliation of FY 13 Guidance and FY 12 Actual GAAP to Non-GAAP

Diluted Earnings Per Share*

(Totals rounded to the nearest cent per diluted share)

	Q1 13 ACT (13 Weeks)	Q2 13 ACT (13 Weeks)	Q3 13 GUID (13 Weeks)	FY 13 GUID (52 Weeks)
2013 GAAP Diluted EPS	$0.40	$0.49	$0.51 - $0.54	$2.68 - $2.78
Impact of Employee Separation Charges (Note 1)	$0.02	-	-	$0.02
2013 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)**	$0.41	$0.49	$0.51 - $0.54	$2.69 - $2.79

	Q1 12 ACT (13 Weeks)	Q2 12 ACT (13 Weeks)	Q3 12 ACT (13 Weeks)	FY 12 ACT (53 Weeks)
2012 GAAP Diluted EPS	$0.30	$0.43	$0.49	$2.54
Impact of Employee Separation Charges (Note 2)	$0.04	-	-	$0.04
2012 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)	$0.34	$0.43	$0.49	$2.58

*	Due to the differences between quarterly share counts and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.

**	Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

Note 1:	Impact of Employee Separation Charges – During Q1 13, we incurred charges of approximately $0.02 per diluted share associated with the previously announced retirement of the former President of the Williams-Sonoma brand. These charges were recorded within the unallocated segment.

Note 2:	Impact of Employee Separation Charges – During Q1 12 and FY 12, we incurred charges of approximately $0.04 per diluted share primarily associated with the previously announced retirement of our former Executive Vice President, Chief Operating and Chief Financial Officer. These charges were recorded within the unallocated segment.

Note 3:	SEC Regulation G – Non-GAAP Information – This table includes Non-GAAP Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 13 diluted EPS actual results and FY 13 guidance on a comparable basis with our quarterly and FY 12 actual results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.